SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No. ___)

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      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12

                   AMERICAN MEDICAL SECURITY GROUP, INC.
              (Name of Registrant as Specified in Its Charter)

                                    N/A
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                [American Medical Security Group, Inc. Logo]
                --------------------------------------------

[For more information contact: Cliff Bowers, Vice President, Corporate Communi cations, (920) 661-2766, Gary Guengerich, Executive Vice President & CFO, (920) 661-2486]


                  American Medical Security Group Responds
                    To 13D Filing of Cobalt Corporation


         GREEN BAY, Wis., -- January 18, 2002, -- American Medical Security Group, Inc. (NYSE:AMZ)(AMS) responded to a Schedule 13D filing made earlier today by Cobalt Corporation with the Securities & Exchange Commission.

         Cobalt, AMS' largest shareholder with 45% of AMS' outstanding shares, reported that, among other things, it had asked AMS to repurchase at current market prices a portion of the shares of AMS held by Cobalt. Cobalt also indicated that it no longer considers AMS to be a "strategic asset" of Cobalt and that it is exploring "means of effecting an orderly reduction of its position" in AMS. In July 2001, Cobalt announced that it had hired investment bankers to respond to inquiries from other Blue Cross plans about the possible purchase of Cobalt.

         "We do not believe that an AMS buyback of Cobalt's AMS shares at current market prices is the best way to achieve an orderly reduction of Cobalt's position in AMS," said Samuel V. Miller, AMS Chairman and Chief Executive Officer. "We proposed to Cobalt that it instead sell shares in a secondary public offering."

         Miller added, "Cobalt's position that it is considering nominating its own slate of directors is puzzling, as we have repeatedly indicated to Cobalt that we would support its having appropriate representation on our Board." Miller noted that, in 1998, Cobalt had nominated three persons to the AMS Board, each of whom continue to serve as directors. None of the three have terms that expire in 2002.

         The Company also stated it believes that Cobalt's shareholder proposal to redeem AMS' shareholder rights plan is invalid and not proper for submission to a shareholder vote. The company has filed a no-action request with the SEC seeking permission to exclude the proposal from its upcoming proxy materials. The Com pany also indicated that its previous action to adopt the shareholder rights plan had the unanimous support of AMS' Board of Directors - including Cobalt's three nominees.

         "Our recent financial performance has been very strong," said Miller. "We are willing to continue to work cooperatively with Cobalt to reduce its position in AMS in a way that would benefit all of AMS' shareholders."

         American Medical Security Group, through operating subsidiaries, markets health care benefits and insurance products to small businesses, families and individ uals. Insurance products of American Medical Security Group are underwritten by United Wisconsin Life Insurance Company. The company serves customers nation wide through partnerships with professional, independent agents and quality health care providers. It provides medical and dental coverage for 580,316 members.

The directors and executive officers of American Medical Security Group, Inc. ("AMS") and certain other persons may be deemed to be participants in solicitation by AMS of proxies from its sharehold ers in connection with AMS' 2002 Annual Meeting of Shareholders. Information concerning such participants is being filed by AMS with the Securities and Exchange Commission (the "SEC") on January 18, 2002.

SHAREHOLDERS OF AMS ARE ADVISED TO READ AMS' PROXY STATEMENT IN CONNECTION WITH ITS SOLICITATION OF PROXIES FROM ITS SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.
Shareholders of AMS and other interested parties may obtain, free of charge, copies of AMS' proxy statement, and any other documents filed by AMS with the SEC, at the SEC's Internet web site at www.sec.gov. When available, definitive proxy statements and other documents may also be obtained by contacting AMS: Cliff Bowers, American Medical Security,
P.O. Box 19032, Green Bay, WI 54307-9032. (920) 661-2766

                                 # # # # #

Cautionary Statement: Some of the statements contained in this press release are "forward-looking" statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements express expectations for or about the future, rather than historical fact. Forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. Such risks and uncertainties include, among others, unexpected increases in medical costs; increased utilization of prescription drugs or medical services resulting from bioterrorism concerns or otherwise; the Company's ability to predict rising health care costs and adequately price its products; the Company's ability to increase its agent distribution force, generate new sales, sell new products and retain existing customers; changes in the Company's relationships with key agents that sell its products; the Company's ability to control expenses during a time of declining revenue and membership; legislative and regulatory matters, including the effects of health care or other legislation or regulation, delays in regulatory approvals, and regulatory action resulting from market conduct activity; general business conditions, including competitive practices and demand for the Company's existing and new products; development of and changes in claims reserves; rating agency policies and practices; general economic conditions, including the effect of changes in interest rates on the Company's investment portfolio; the outcome of commercial or other litigation; and other factors that may be referred to in American Medical Security Group, Inc.'s reports filed with the Securities & Exchange Commission from time to time. Forward-looking statements made in this release express expectations only as of the date they are made. The Company does not undertake any obligation to update or revise such statements as a result of new information or future events.